Exhibit 10.1

AMENDMENT NO. 11
TO
LIMITED PARTNERSHIP AGREEMENT
OF
GLIMCHER PROPERTIES LIMITED PARTNERSHIP

This Amendment No. 11 is made effective as of August 10, 2012, by the General Partner and the Limited Partners of Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”).

Recitals

1.           The Partnership was organized pursuant to a Limited Partnership Agreement dated as of November 30, 1993, as previously amended (the “Partnership Agreement”). In contemplation of a public offering of a new series of preferred shares of beneficial interest designated 7.5% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series H Preferred Shares”), by Glimcher Realty Trust, a Maryland real estate investment trust (the “Trust”), the Partnership and the Trust have entered into an Underwriting Agreement dated as of August 1, 2012 (the “Underwriting Agreement”) by and among the Trust and the Partnership, on the one hand, and Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named in Schedule I thereto, on the other hand (the “Underwriters”). Capitalized terms not otherwise defined herein or in the Partnership Agreement shall have the meanings ascribed to them in the Underwriting Agreement.

2.           Pursuant to the Underwriting Agreement, the Underwriter has agreed to purchase the Series H Preferred Shares, having an aggregate initial Liquidation Preference not to exceed $100,000,000 for the purposes and upon the terms and conditions set forth therein, with the proceeds from such series to be contributed by the Trust to the Partnership in exchange for a series of Preferred Interests in the Partnership.

3.           Pursuant to Section 6.3(b) of the Partnership Agreement, upon contribution to the Partnership by the Trust of the proceeds from the issuance of shares of beneficial interest in the Trust, the Partnership shall issue to the Trust an interest in the Partnership having designations, preferences and rights such that the economic interests thereof are substantially similar to the Series H Preferred Shares.

4.           Pursuant to Section 18.2(iii) of the Partnership Agreement, the General Partner has the power, without the consent of the limited partners of the Partnership, to amend the Partnership Agreement with respect to the issuance of additional interests in the Partnership such as those contemplated herein.

5.           Pursuant to Section 16 of the Partnership Agreement, the General Partner has been appointed as attorney-in-fact by each of the limited partners of the Partnership for purposes, inter alia, of effecting amendments to the Partnership Agreement adopted in accordance with Section 18.

Amendment

NOW, THEREFORE, the Partnership Agreement is hereby amended as set forth in this Amendment No. 11.

1.           Creation and Issuance of Series H Preferred Interests.

(a)           Upon the issuance by the Trust pursuant to the Underwriting Agreement of the Series H Preferred Shares, the Partnership is authorized, through the sole action of the General Partner on its behalf, to create, designate and issue units (“Units”) of non-voting preferred limited partner interest (a “Series H Preferred Interest”) having the same rate of return and other terms as designated in the applicable Articles Supplementary of the Series H Preferred Shares; provided, that the aggregate Preferred Contribution (as defined below) for all Series H Preferred Interests issued pursuant to this Amendment No. 11 shall not exceed $100,000,000. Units of Series H Preferred Interest shall be evidenced by a Certificate of Series H Preferred Limited Partner Interest in the form attached as Exhibit A.

(b)           There is hereby created and designated a series of non-voting preferred limited partner interests known as the Series H Preferred Interest consisting of 4,000,000 Units which shall correspond to 4,000,000 Series H Preferred Shares. On the date hereof, 4,000,000 Units of Series H Preferred Interest are hereby issued to the Trust contemporaneously with the 4,000,000 Series H Preferred Shares being issued pursuant to the Underwriting Agreement.

2.           Preferred Contribution; Preferred Return.

(a)           Simultaneously with each sale of Series H Preferred Shares under the Underwriting Agreement, the Trust shall contribute all of the proceeds of such sale received by the Trust to the Partnership in consideration of the issuance of the related equal number of Units of Series H Preferred Interest. Notwithstanding the foregoing, for purposes of this Agreement, the amount of such contribution shall be deemed to be an amount equal to the gross proceeds of such sale (the “Preferred Contribution”).

(b)           The Trust shall be entitled to receive, and the Partnership shall pay, a distribution (the “Series H Preferred Return”) on each Unit of a Series H Preferred Interest equal to the return applicable to each share of the related Series H Preferred Shares under the Articles Supplementary. To the extent that any Series H Preferred Return is not paid when due, such amount shall accrue on the same terms and conditions as distributions on the applicable Series H Preferred Shares under the Articles Supplementary. The Series H Preferred Return shall be due in the same amounts and on the same dates as distributions on the applicable Series H Preferred Shares are due under the Articles Supplementary. For purposes hereof, no effect shall be given to (i) the fact that the Series H Preferred Shares may have been cancelled or (ii) any amendment or modification of the Articles Supplementary.

3.           Capital Account; Allocations.  A separate Capital Account shall be established and maintained with respect to the Series H Preferred Interest, with adjustments thereto and other allocations of Partnership items made consistent with the Regulations and the advice of the Partnership’s independent accountants.

4.           Distributions.

(a)           In the event of liquidation and dissolution of the Partnership, the holder of any Series H Preferred Interest then outstanding shall be entitled to receive, prior to distributions to Partners pursuant to Section 15.2 of the Partnership Agreement, an amount equal to the Liquidation Preference plus accrued and unpaid dividends which would be payable under the applicable Articles Supplementary to the holder of an equal amount of the Series H Preferred Shares if on the date of dissolution of the Partnership the Trust were to dissolve and liquidate.

(b)           Except as expressly provided herein, the holders of any Series H Preferred Interests shall not be entitled to participate in any other distributions made by the Partnership pursuant to Section 8, Section 15 or otherwise under the Partnership Agreement.

5.           Redemption and Other Terms.

(a)           In the event of any redemption by the Trust of all or any portion of the Series H Preferred Shares pursuant to the Articles Supplementary, an equal portion of the Series H Preferred Interest shall be redeemed on the same basis as such Series H Preferred Shares and permanently retired and cancelled for all purposes.

(b)           Upon any other return to the Trust or other holder of a Series H Preferred Interest of the Preferred Contribution with respect to all or any portion of such Series H Preferred Interest (whether in cash or Series H Preferred Shares), together with payment of any accrued and unpaid Preferred Return applicable thereto, such Series H Preferred Interest shall to such extent be permanently retired and cancelled for all purposes.

6.           Ranking.  With regard to rights to receive distributions and amounts payable upon liquidation and dissolution of the Partnership, the Series H Preferred Interests rank on a parity with the Series F Preferred Interests and the Series G Preferred Interests.

7.           Investment Representations, Transfer Restrictions.

(a)           The Trust represents and warrants to the Partnership that (i) it is acquiring the Series H Preferred Interest for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Series H Preferred Interest, (ii) it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) it understands that the issuance of the Series H Preferred Interest is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and Rule 506 thereunder, and that the Series H Preferred Interests will be “restricted securities” as defined in Rule 144 under the Securities Act.

(b)           The Trust covenants that it will not sell or otherwise transfer the Series H Preferred Interest (or any interest therein) except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel in such form and by such counsel satisfactory to the Partnership, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

(c)           The certificates evidencing Units of Series H Preferred Interest shall bear an appropriate legend reflecting the foregoing restrictions on transfer of the Series H Preferred Interest.

8.           Additional Documents and Actions. The General Partner is expressly authorized on behalf of the Partnership to (i) execute and deliver all such other instruments, assignments, affidavits, notices, agreements, consents, certificates and other documents, and (ii) take all such further and other actions as the General Partner shall deem necessary, advisable or appropriate to carry out the transactions contemplated in this Amendment No. 11.

9.           Construction; Limited Partnership Agreement. Consistent with Section 6.3(b) of the Partnership Agreement, it is intended that the economic interests of the Series H Preferred Interest shall be substantially similar to the Series H Preferred Shares, and this Amendment No. 11 shall be construed as reasonably required with respect to the preferences and rights of the Series H Preferred Interest to give effect to such intent. Except as expressly provided herein or as so reasonably required to give effect to the provisions hereof, the terms of the Partnership Agreement shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the General Partners and the Limited Partners have executed this Amendment No. 11 effective as of the date first set forth above.

GENERAL PARTNER: Glimcher Properties Corporation	LIMITED PARTNERS: Glimcher Realty Trust
/s/ George A. Schmidt	By:	/s/ George A. Schmidt
Name: George A. Schmidt		Name: George A. Schmidt
Title: Executive Vice President of Development, General Counsel And Secretary		Title: Executive Vice President of Development, General Counsel And Secretary

All Other Limited Partners

	By:	Glimcher Properties Corporation, pursuant to power of attorney set forth in Section 16 of the Partnership Agreement

	By:	/s/ George A. Schmidt
Name: George A. Schmidt
Title: Executive Vice President of Development, General Counsel And Secretary

Exhibit A

CERTIFICATE
OF
UNITS OF SERIES H PREFERRED
LIMITED PARTNER INTEREST
IN
GLIMCHER PROPERTIES LIMITED PARTNERSHIP

Certificate No.: _______________	No. of Units: 4,000,000

Glimcher Properties Corporation, as General Partner of Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Company”), hereby certifies that Glimcher Realty Trust is the registered owner of Four Million (4,000,000) Units of Series H Preferred Limited Partner Interest in the Company. The rights, preferences and limitations of the Units are set forth in (i) the Company's Limited Partnership Agreement dated November 30, 1993, (ii) Amendment No. 2 to Limited Partnership Agreement dated as of November 26, 1996, (iii) Amendment No. 3 to Limited Partnership Agreement dated as of November 12, 1997, (iv) Amendment No. 4 to the Limited Partnership Agreement dated as of December 4, 1997, (v) Amendment No. 5 to the Limited Partnership Agreement dated as of March 9, 1998; (vi) Amendment No. 6 to the Limited Partnership Agreement dated as of April 24, 2000; (vii) Amendment No. 7 to the Limited Partnership Agreement dated as of August 7, 2003; (viii) Amendment No. 8 to the Limited Partnership Agreement dated as of January , 2004; (ix) Amendment No. 9 to the Limited Partnership Agreement dated as of May 9, 2008; (x) Amendment No. 10 to the Limited Partnership Agreement dated as of April 28, 2010; and (xi) Amendment No. 11 to the Limited Partnership Agreement dated as of August 10, 2012 (collectively, the “Agreement”), copies of which are on file at the Company's principal office at 180 East Broad Street, Columbus, Ohio 43215.

This Certificate and the Units evidenced hereby are not transferable except in accordance with the terms of the Agreement and applicable federal and state securities laws.

Glimcher Properties Corporation, General Partner

Dated: August 10, 2012	By:
	Name:	Mark E. Yale
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND, ACCORDINGLY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT (i) UPON EFFECTIVE REGISTRATION OF THE SECURITIES REPRESENTED HEREBY UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR (ii) UPON ACCEPTANCE BY THE ISSUER OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL OR OF OTHER DOCUMENTATION SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED.